POWER OF A1TORNEY The undersigned hereby constitutes and appoints each of Michael Krawitz and Michael Fisherman as the undersigned's true and lawful attorneys-in-fact, with full powers to act alone, to execute and file with the Securities and Exchange Commission and any stock exchange or similar authority one or more beneficial ownership reports and any and all amendments thereto, together with any and all exhibits relating thereto including this Power of Attorney, in the name and on behalf of the undersigned, disclosing the undersigned's beneficial ownership of securities of Conduent Incorporated (the "Company'), in connection with Section 16 and any other provisions of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "SEC Rules"), which reports, amendments and exhibits shall contain such infonnation as any of Michael Krawitz and Michael Fisherman deem appropriate. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and 16'11 day of July, 2024.